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                                                                 Exhibit 2.14(i)

                          CHARTER COMMUNICATIONS, INC.
                             12444 POWERSCOURT DRIVE
                            ST. LOUIS, MISSOURI 63131


                                 June 30, 2001



Falcon Cable Systems Company II, L.P.
12444 Powerscourt Drive
St. Louis, Missouri 63131


         Re: Reorganization Agreement, dated as of February 26, 2001 (the "NEVADA REORGANIZATION AGREEMENT"), among TCI Cablevision of Nevada, Inc. and TCI West, Inc. and Charter Communications, Inc.


Ladies and Gentlemen:

         Pursuant to the terms of that certain letter agreement dated as of June 30, 2001, among Charter Communications, Inc. ("CCI"), AT&T Broadband, LLC, TCI TKR of Alabama, Inc., TCI Southeast, Inc., TCI Cablevision of Nevada, Inc. and TCI West, Inc., CCI hereby assigns, transfers and conveys any and all rights and obligations of CCI under the Nevada Reorganization Agreement, including the right to purchase the Company Interests to Falcon Cable Systems Company II, L.P. ("FCSC"), and FCSC hereby accepts such assignment and assumes and undertakes to discharge, satisfy and perform all obligations of CCI under the Nevada Reorganization Agreement. This assignment and assumption shall not relieve CCI of any liability or obligation as Buyer under the Nevada Reorganization Agreement.

         Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Nevada Reorganization Agreement.

                                            Sincerely,


                                            CHARTER COMMUNICATIONS, INC.

                                            By:  /s/ Curtis S. Shaw
                                               ---------------------------------
                                            Name:  Curtis S. Shaw
                                            Title: Senior Vice President




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ACCEPTED AND AGREED:

FALCON CABLE SYSTEMS COMPANY II, L.P.

     By:   Charter Communications VII, LLC,
           as general partner


     By:  /s/ Curtis S. Shaw
          --------------------------------
          Name:  Curtis S. Shaw
          Title:  Senior Vice President